EXHIBIT  23.1


Terry Amisano Ltd                                              AMISANO HANSON
Kevin Hanson, CA                                        Chartered Accountants



                      CONSENT OF INDEPENDENT AUDITORS

April 22, 2003


Stanford Management Ltd.
420 - 625 Howe Street
Vancouver, B.C.
V6C 2T6

Re:         Form SB-2 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated September 30, 2002, in respect to the August 31, 2002 and 2001 financial statements, and our report dated July 15, 2003, in respect to the May 31, 2003 financial statements of Stanford Management Ltd., which are contained in this prospectus.

We also consent to the reference to us under the captions "Expert" in this Prospectus.


"Amisano Hanson"

Amisano Hanson, Certified Public Accountants



750 West Pender Street, Suite 604                        Telephone: 604-689-0188
Vancouver, Canada                                        Facsimile: 604-689-9773
V6C 2T7                                             E-Mail:    amishan@telus.net